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MedQuist Inc.
(Name of Registrant as Specified In Its Charter)

Costa Brava Partnership III L.P.
Roark, Rearden & Hamot, LLC
Roark, Rearden & Hamot Capital Management, LLC
Seth W. Hamot
Andrew R. Siegel
Douglas M. Gleason
Douglas E. Linton
Alok Mohan
Jay Scollins

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On December 31, 2007, Costa Brava Partnership III L.P. issued the following press release:

Leading Global Proxy Advisory Firm Supports Costa Brava; Recommends Against MedQuist and Philips Incumbents in Proxy Contest; MedQuist Stockholders Warned of Philips Nominees and M&A Process For MedQuist

2007-12-31 01:00 (New York)

BOSTON, December 31 /BusinessWire/ — Costa Brava Partnership III, L.P. (“Costa Brava”) announced today that it is pleased that the leading global proxy advisory firm RiskMetrics/ISS Governance Services has recommended for Costa Brava in the investment fund’s challenge at the annual meeting of shareholders of MedQuist, Inc. (OTC: MEDQ.PK).

Costa Brava noted in RiskMetrics/ISS’s report of December 28, 2007 that the predominate global proxy advisory firm recommended that MedQuist shareholders vote for Costa Brava’s “Blue” proxy card at MedQuist’s annual shareholders’ meeting scheduled for December 31, 2007. The report stated “We recommend shareholders vote the Blue card.  Also, we recommend a vote FOR Seth W. Hamot and FOR Douglas E. Linton. We recommend shareholders vote FOR proposal “2” Re: Reimburse Proxy Contest Expenses.”

At the shareholders’ meeting, all of the seats of MedQuist’s Board of Directors are to be voted upon, and Costa Brava has proposed a slate of six (6) independent directors to challenge the slate of directors proposed by MedQuist and Koninklijke Philips Electronics N.V. (“Philips”) (AEX: PHI, NYSE: PHG), which consists primarily of employees of Philips as reported in the proxy statement filed by MedQuist with the U.S. Securities and Exchange Commission.

According to Costa Brava, the leading global proxy advisory firm noted that corporate governance practices at MedQuist may raise some concern and that Philips could have potentially impaired the objectivity and independence of MedQuist’s Board of Directors.  RiskMetrics/ISS cited the November 2007 resignation of all of MedQuist’s independent directors, which was caused by Philips’ rejection of the independent role of those directors in MedQuist’s reaction to Philips’ public announcement to sell its stake in MedQuist.

Elaborating in its recommendation for Costa Brava, RiskMetrics/ISS further noted that Philips and MedQuist are not abiding by the terms of MedQuist’s Governance Agreement, which mandates that MedQuist’s Board shall be comprised of at least three (3) independent directors to supervise Philips’ relationship with MedQuist.

RiskMetrics/ISS additionally opined that MedQuist’s exploration of strategic alternatives, which was prompted by Philips’ desire to sell its stake in MedQuist, may cater more to Philips’ interests rather than all of MedQuist’s shareholders, which could conflict with MedQuist’s public shareholders.

In responding to RiskMetrics/ISS’s recommendation for Costa Brava, Andrew Siegel, Principal of Costa Brava stated “We are pleased that since we recently obtained two court orders against MedQuist, including an order to compel MedQuist to hold an annual meeting of shareholders, the first annual meeting since 2003, the world’s leading proxy advisory firm has endorsed Costa Brava’s independent nominees as well as the reimbursement of Costa Brava’s proxy expenses. We also acknowledge that RiskMetrics/ISS assessed that the interests of the public stockholders of MedQuist are potentially being impaired by Philips and that the governance of MedQuist is not conforming to the company’s own mandate in its Governance Agreement. This void raises critical questions of legitimacy of any corporate actions contemplated by the Board.”

About Costa Brava Partnership III, L.P.

     Costa Brava is a Boston based investment fund, managed by Roark, Rearden & Hamot Capital Management LLC.  Neither Costa Brava or Roark, Rearden & Hamot are clients of RiskMetrics Group Inc. or any of its affiliates.  Principals of Costa Brava have participated in university level continuing education sponsored by RiskMetrics Group Inc.

     SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO SOLICITATION OF PROXIES BY COSTA BRAVA PARTNERSHIP III L.P. AND ITS AFFILIATES AND FROM MEDQUIST, INC. FOR USE AT ITS ANNUAL MEETING (A) BECAUSE THEY CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION, AND (B) A DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY HAVE BEEN MAILED TO STOCKHOLDERS OF MEDQUIST, INC. AND ARE AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION’S WEBSITE AT HTTP://WWW.SEC.GOV. INFORMATION RELATING TO THE PARTICIPANTS IN THIS PROXY SOLICITATION ARE CONTAINED IN THE SCHEDULE 14A FILED WITH THE SECURITIES AND EXCHANGE COMMISSION BY COSTA BRAVA PARTNERSHIP III L.P.  THE SCHEDULE 14A IS AVAILABLE AT NO CHARGE ON THE SECURITIES AND EXCHANGE COMMISSION’S WEBSITE AT HTTP://WWW.SEC.GOV.

SOURCE:  Costa Brava Partnership III L.P.

CONTACT:
John G. Grau, +1-212-668-0800 or jgrau@investor-com.com, of InvestorCom, Inc. for Costa Brava Partnership III L.P.